                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                DEP CORPORATION
                                       AT
                              $5.25 NET PER SHARE

                                       BY
                          HENKEL ACQUISITION CORP. II
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                                  HENKEL KGAA

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON FRIDAY, AUGUST 14, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   July 20, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated July 20, 1998 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which together constitute the "OFFER") relating to the offer by Henkel Acquisition Corp. II, a Delaware corporation ("PURCHASER") and a wholly-owned subsidiary of Henkel KGaA, a Kommanditgesellschaft auf Aktien (a partnership limited by shares) organized under the laws of the Federal Republic of Germany ("PARENT"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "SHARES"), of DEP Corporation, a Delaware corporation (the "COMPANY"), at a purchase price of $5.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Also enclosed is the Letter to Stockholders of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with Securities and Exchange Commission by the Company.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1. The tender price is $5.25 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        2.  The Offer is being made for all outstanding Shares.
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        3.  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED
    THAT THE OFFER AND THE MERGER (AS DEFINED BELOW) ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

        4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 13, 1998 (the "MERGER AGREEMENT"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser and further provides that, following the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "MERGER"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, each outstanding Share (other than Shares held by Parent, Purchaser or any subsidiary of Parent, Purchaser or the Company, Shares held in the treasury of the Company and Shares held by stockholders who have properly exercised their appraisal rights under Delaware law) will be converted at the effective time of the Merger into the right to receive $5.25 in cash, without interest.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn at the expiration of the Offer that number of Shares that, when added to the Shares beneficially owned by Parent and its affiliates and the Shares Purchaser has the immediate right to acquire pursuant to the Company Option Agreement (as defined in the Offer to Purchase), constitutes at least ninety percent (90%) of the outstanding Shares on a fully diluted basis on the date of purchase (the "MINIMUM CONDITION"). The Offer is also subject to certain other conditions. See
    Section 1 and Section 14 of the Offer to Purchase.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

        7. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, August 14, 1998, unless the Offer is extended.

        8. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by Citibank, N.A. (the "DEPOSITARY") of (a) certificates evidencing such Shares or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by Rhone Group LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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
          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                DEP CORPORATION
                                       BY
                          HENKEL ACQUISITION CORP. II
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                                  HENKEL KGAA

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated July 20, 1998 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "OFFER") in connection with the offer by Henkel Acquisition Corp. II, a Delaware corporation ("PURCHASER") and a wholly-owned subsidiary of Henkel KGaA, a Kommanditgesellschaft auf Aktien (a partnership limited by shares) organized under the laws of the Federal Republic of Germany, to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "SHARES"), of DEP Corporation, a Delaware corporation, at a purchase price of $5.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Number of Shares to be Tendered: ________________ Shares*

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                                   SIGN BELOW

Account Number:__________________________  Signature(s)_________________________

Dated: ___________________________________________________________________, 1998

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                          PLEASE TYPE OR PRINT NAME(S)

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                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

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                         AREA CODE AND TELEPHONE NUMBER

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)
------------------------------

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

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